Exhibit 99.1

NetScout Announces Preliminary Results for Fiscal Year 2010

Record Bookings and Deferred Revenue
Revenue Within FY 2010 Guidance
EPS Range Lowered for FY 2010

Preliminary Estimates for Fiscal 2011
FY 2011 Revenue Growth 7-13%
FY 2011 EPS Growth 10-20%

Conference call scheduled at 5:00 PM Eastern Time, April 13, 2010

WESTFORD, Mass.--(BUSINESS WIRE)--April 13, 2010--NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced that based on preliminary estimates it expects GAAP revenue for the fiscal year ended March 31, 2010 to be in the range of $260 to $261 million and non-GAAP revenue to be between $261 and $262 million. The Company now expects GAAP net income per diluted share to be in the range of $0.66 and $0.67 and non-GAAP net income per diluted share to be between $0.85 and $0.86.

“We are pleased with our preliminary results for fiscal 2010. We gained significant momentum in the second half of the year and achieved the bookings and revenue targets that we set a year ago,” said Anil Singhal, President and CEO of NetScout Systems. “We set a record for bookings and deferred revenue and achieved our full year revenue guidance. Earnings per share was slightly below guidance for the year because of sales incentive expenses principally associated with higher than anticipated service renewal bookings in advance of the contract start date. Those service renewal bookings drove $16 million in fourth quarter deferred revenue growth but provided no fiscal 2010 revenue. We do not expect this increased level of sales expense to continue in fiscal 2011. Most importantly, our deferred revenue strength gives us additional revenue and profit visibility for which the associated sales expense has already been recognized.”

Anil Singhal added, “Cash and marketable securities also hit a record high of over $170 million, increasing by more than $19 million in the quarter, and we anticipate record first quarter fiscal 2011 cash growth due to high receivables at March 31. In fiscal 2010 bookings were up 12 percent year-over-year. We expect that momentum to continue into fiscal 2011 driven by growth in the wireless service provider sector and returning strength in the financial services sector. We have yet to see enterprise sector growth, however we anticipate that it will return as the economy continues to recover. Our preliminary expectation is for fiscal 2011 revenue growth of 7 to 13 percent and earnings per share growth of 10 to 20 percent. Further details will be provided in the fourth quarter earnings release and conference call later this month.”

NetScout will hold a brief conference call tonight, April 13, 2010, at 5:00 p.m. ET. NetScout will announce fourth quarter and fiscal year-end 2010 results on April 29, 2010 after the market close.

CONFERENCE CALL INSTRUCTIONS

The Company invites shareholders to listen to its conference call today at 5:00 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 68672158. A replay of the call will be available after 8:00 p.m. ET on April 13 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 68672158.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the period where GAAP results are affected by the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2010 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com